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                                                                     EXHIBIT 5.1

                                 March 20, 2000



Healthcare Realty Trust Incorporated
3310 West End Avenue
Fourth Floor
Nashville, Tennessee 37203

          Re:  Healthcare Realty Trust Incorporated
               Form S-3 Registration Statement filed pursuant to Rule 462(b)

Ladies and Gentlemen:

                  We have acted as counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of up to an additional $26,176,088 in aggregate amount of one or more series of (i) unsecured debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value (the "Preferred Shares"), (iii) shares of common stock, $.01 par value (the "Common Shares") or (iv) warrants to purchase Common Shares (the "Common Share Warrants" and, together with the Debt Securities, Preferred Shares and Common Shares, the "Securities"), pursuant to the above referenced Registration Statement on Form S-3, (the "Registration Statement"). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that as of the date hereof:

                  (1) When the Registration Statement has become effective under the Act and when a series of the Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable action of the Board of Directors ("Board Action") and duly authenticated by the trustee under such Indenture, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and validly issued.

                  (2) When the Registration Statement has become effective under the Act and when a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Articles of Incorporation and applicable law, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and nonassessable by the Company.

                  (3) When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon



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                           issuance and delivery of certificates for Common
                           Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

                  (4) When the Registration Statement has become effective under the Act and when the Common Share Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will be duly authorized and validly issued.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,


                                       /s/ Waller Lansden Dortch & Davis, PLLC






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